Exhibit 10.10
AMENDMENT NO. 1
TO THE
BENTLEY SYSTEMS, INCORPORATED
2020 OMNIBUS INCENTIVE PLAN
WHEREAS, Bentley Systems, Incorporated (the “Company”) maintains the Bentley Systems, Incorporated 2020 Omnibus Incentive Plan (the “Plan”);
WHEREAS, the Company desires to amend the Plan to remove the automatic increase to the Absolute Share Limit (as defined in the Plan) set forth in Section 5(b) of the Plan; and
WHEREAS, Section 12(a) of the Plan provides that, subject to certain inapplicable limitations, the Board may amend the Plan from time to time;
NOW, THEREFORE, effective as of December 31, 2021, Section 5(b) of the Plan is hereby amended and restated in its entirety to read as follows:
“Share Reserve and Limits. Awards granted under the Plan shall be subject to the following limitations: (i) subject to Section 11 of the Plan, no more than 25,000,000 shares of Class B Common Stock (the “Absolute Share Limit”) shall be available for Awards under the Plan; (ii) subject to Section 11 of the Plan, no more than the number of shares of Class B Common Stock equal to 25,000,000 may be issued in the aggregate pursuant to the exercise of Incentive Stock Options granted under the Plan; and (iii) during a single fiscal year, each Non-Employee Director shall be granted a number of shares of Class B Common Stock subject to Awards, taken together with any cash fees paid to such Non-Employee Director during such fiscal year, equal to (A) a total value of $1,000,000 (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes) or (B) such lower amount as determined by the Board prior to the Date of Grant, either as part of the Company’s Non-Employee Director compensation program or as otherwise determined by the Board in the event of any change to such Non-Employee Director’s compensation program or for any particular period of service. To the extent the Board makes a determination pursuant to clause (iii)(B) above with respect to any year of service, such determination shall in no event be applicable to any subsequent year of service without a further determination by the Board in respect of such subsequent year of service.”
    IN WITNESS WHEREOF, the Company has caused this Amendment No. 1 to be executed this 31st day of December, 2021.
            BENTLEY SYSTEMS, INCORPORATED

By: /s/ David Shaman
    David Shaman
    Chief Legal Officer